UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 29, 2015
GT ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34133	03-0606749
(Commission File Number)	(I.R.S. Employer Identification No.)
243 Daniel Webster Highway, Merrimack, New Hampshire 03054
(Address of principal executive offices)
(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed in the Current Report on Form 8-K filed by GT Advanced Technologies Inc. (the “Company”), on October 6, 2014, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”) for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Debtors’ Chapter 11 cases are being jointly administered under the caption In re GT Advanced Technologies Inc., et al, Case No. 14-11916 (HJB). Further information about the bankruptcy process is available at the Claims Agent’s website at www.kccllc.net/gtat.

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2015, the Company and certain unaffiliated holders of the Company’s previously issued convertible notes (collectively, the “Backstop Lenders”) entered into an Amended and Restated Commitment Letter (the “Commitment Letter”) pursuant to which the Backstop Lenders have committed to provide debtor-in-possession financing (the “DIP Financing”) to the Company in an amount equal to $95 million.

On April 29, 2015, the parties entered into an amendment to the Commitment Letter (the “Amendment”) (1) extending the date by which the Bankruptcy Court shall have approved the DIP Financing to June 12, 2015, (2) extending the termination date of the Commitment Letter to June 15, 2015 and (3) providing for the payment of an extension put option premium in the amount of 1.04% of the principal amount of the DIP Financing, payable upon the earlier of (i) the closing date of the DIP Financing and (ii) the termination of the Commitment Letter due to the failure of such closing to occur as a result of the Company’s action or inaction, but solely as a result of a material sale of advanced sapphire growth furnace (“ASF”) units, as more fully set forth in the Amendment. The Amendment is subject to Bankruptcy Court approval by May 12, 2015.

The foregoing description of the Amendment is subject to, and qualified in its entirety by, such document filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Cleansing Material
On April 27, 2015, the Company entered into a series of confidentiality agreements (the “Confidentiality Agreements”) with certain of the Backstop Lenders (collectively, the “Restricted Parties”) relating to the DIP Financing. Under the Confidentiality Agreements, the Company engaged the Restricted Parties in discussions regarding the DIP Financing, and provided them with certain confidential information concerning the Company.
The Company agreed under the Confidentiality Agreements to disclose publicly certain information disclosed to the Restricted Parties under the Confidentiality Agreements after a specified period of time if certain conditions were met. Specifically, under the Confidentiality Agreements, the Company is obligated to make public a document (a “Cleansing Document”) containing financial information that constitutes material non-public information. This Current Report on Form 8-K constitutes a Cleansing Document that satisfies the Company’s disclosure obligations under the Confidentiality Agreements.

The financial information presented consists of the following statement:

The Company’s projected 2015 ASF revenues are being revised to a range of $100 million to $180 million. The potential decline in revenue relative to the prior disclosure is driven by volume and timing, with 2015 ASF sales potentially more weighted to the second half of 2015 than previously anticipated. ASF sales price expectations remain consistent with the Company’s prior expectations.
The information under this Item 7.01 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Extension of Solicitation Period in Connection with DIP Financing

On April 29, 2015, the Company announced the extension of the solicitation period in connection with the DIP Financing. Following the extension, the solicitation period will expire at 5:00 p.m., New York City time, on May 15, 2015. The full text of the press release to be issued in connection with such extension is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Statement Regarding Forward-Looking Statements

The statement disclosed above contains certain forward-looking information, including, but not limited to: projected ASF sales revenue for 2015. The forward-looking statements are are not a guarantee of performance and these statements involve certain risks and uncertainties that may be beyond the Company's control and may cause actual future results to differ materially from our current expectations. Statements of management's expectations are based on current assumptions and expectations.  No assurance can be made that these events will come to fruition. Factors that could affect our results include, but are not limited to: (i) market demand for the Company's equipment , (ii) the ability of the Company and its subsidiaries to continue as a going concern, (iii) the ability of the Company to obtain debtor-in-possession financing in adequate amounts; (iv) the ability of the Company and its subsidiaries to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (v) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 cases, and (vi) the effects of the bankruptcy filing on the Company and its subsidiaries and the interests of various creditors, equity holders and other constituents. Other factors that may cause actual events to differ materially from those expressed or implied by the forward-looking statements and various other risks are outlined in GT Advanced Technologies Inc.'s filings with the Securities and Exchange Commission, including (but not limited to) the statements under the heading "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 2014 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The statement disclosed above should be evaluated in light of these important factors. The statement represents GT Advanced Technologies Inc.'s expectations and beliefs as of the date such statement was made. GT Advanced Technologies Inc. anticipates that subsequent events and developments may cause these expectations and beliefs to change. GT Advanced Technologies Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	$95,000,000 Debtor-in-Possession Term Loan Facility Second Amendment to Amended and Restated Commitment Letter dated April 29, 2015
99.1	Press Release to be issued April 30, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GT ADVANCED TECHNOLOGIES INC.
Dated: April 30, 2015
/s/ Hoil Kim

By:	Hoil Kim

Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary